Exhibit 99.1

DeFi Development Corp. Announces $125 Million Equity Raise to Accelerate Solana Treasury Growth

BOCA RATON, FL, Aug. 25, 2025 (GLOBE NEWSWIRE) -- DeFi Development Corp. (Nasdaq: DFDV) (the “Company”), the first US public company with a treasury strategy built to accumulate and compound Solana (“SOL”), today announced that it has entered into definitive agreements for a $125 million equity offering priced at $12.50 per share. The transaction is expected to close on Thursday, August 28, 2025, subject to customary closing conditions.

Pursuant to the terms of the subscription agreements, the Company is selling an aggregate of approximately 4.2 million shares of its common stock at a purchase price of $12.50 per share and pre-funded warrants to purchase an aggregate of approximately 5.7 million shares of its common stock, at a purchase price of $12.4999 per share with an exercise price of $0.0001 per share. The Company will receive a mix of cash and locked SOL as consideration in the offering, reinforcing DFDV’s strategy of maximizing Solana per Share (“SPS”) growth. Net proceeds will be deployed into both spot SOL and discounted locked SOL, enabling the Company to expand its treasury holdings. As a result, the transaction is expected to be NAV/share accretive and, given the discount capture on SOL, SPS accretive.

The controlling stockholders of the Company have executed a written consent approving the issuance of the shares underlying the pre-funded warrants, which is sufficient to authorize this action pursuant to the listing rules of Nasdaq. The Company will issue an information statement describing the corporate action in more detail, which will be furnished to stockholders for information purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended.

“This raise allows us to add a significant amount of SOL to our balance sheet while still driving NAV/share accretion,” said Joseph Onorati, Chief Executive Officer of DeFi Development Corp. “Our goal is straightforward: acquire as much SOL as possible, as quickly as possible, and do it in a way that compounds value per share for our investors. This transaction accelerates both the absolute size of our SOL treasury and the efficiency of our SPS growth strategy.”

This transaction follows DFDV’s earlier financings in 2025, including convertible debt, PIPE equity, and an ELOC facility, and brings total capital raised year-to-date to over $370 million. Together, these efforts position DFDV as a leading Solana treasury vehicle in public markets, with access to institutional capital and onchain integrations across the Solana ecosystem.

Advisors
Cantor Fitzgerald & Co. served as exclusive financial advisor and sole placement agent to the Company. Perkins Coie LLP served as counsel to the Company. DLA Piper LLP (US) served as counsel to Cantor Fitzgerald & Co.

About DeFi Development Corp.
DeFi Development Corp. (Nasdaq: DFDV) has adopted a treasury policy under which the principal holding in its treasury reserve is allocated to SOL. Through this strategy, the Company provides investors with direct economic exposure to SOL, while also actively participating in the growth of the Solana ecosystem. In addition to holding and staking SOL, DeFi Development Corp. operates its own validator infrastructure, generating staking rewards and fees from delegated stake. The Company is also engaged across decentralized finance (DeFi) opportunities and continues to explore innovative ways to support and benefit from Solana’s expanding application layer.

The Company is an AI-powered online platform that connects the commercial real estate industry by providing data and software subscriptions, as well as value-add services, to multifamily and commercial property professionals, as the Company connects the increasingly complex ecosystem that stakeholders have to manage.

The Company currently serves more than one million web users annually, including multifamily and commercial property owners and developers applying for billions of dollars of debt financing per year, professional service providers, and thousands of multifamily and commercial property lenders, including more than 10% of the banks in America, credit unions, real estate investment trusts (“REITs”), debt funds, Fannie Mae® and Freddie Mac® multifamily lenders, FHA multifamily lenders, commercial mortgage-backed securities (“CMBS”) lenders, Small Business Administration (“SBA”) lenders, and more. The Company’s data and software offerings are generally offered on a subscription basis as software as a service (“SaaS”).

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Those statements include statements regarding and including statements regarding the expected closing of the offering, the Company’s use of the net proceeds from the offering and the anticipated benefits that the Company may realize from the offering. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) risks related to whether the Company will be able to satisfy the conditions required to close the transaction, (ii) fluctuations in the market price of SOL and any associated impairment charges that the Company may incur as a result of a decrease in the market price of SOL below the value at which the Company’s SOL are carried on its balance sheet; (iii) the effect of and uncertainties related the ongoing volatility in interest rates; (iv) our ability to achieve and maintain profitability in the future; (v) the impact on our business of the regulatory environment and complexities with compliance related to such environment including changes in securities laws or other laws or regulations; (vi) changes in the accounting treatment relating to the Company’s SOL holdings; (vii) our ability to respond to general economic conditions; (viii) our ability to manage our growth effectively and our expectations regarding the development and expansion of our business; (ix) our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth and (x) other risks and uncertainties more fully in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other reports we file with the SEC. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:
ir@defidevcorp.com

Media Contact:
Prosek Partners
pro-ddc@prosek.com